UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2007

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Courthouse Street, Suite 201

Williamsburg, Virginia 23188

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 1, 2007, MHI Hospitality Corporation (the “Company”) entered into the First Amendment to Credit Agreement (the “First Amendment”) with Branch Banking & Trust Company (“BB&T”), as the Administrative Agent, among the Company, certain of its subsidiaries, BB&T and participating lenders including Key Bank National Association and Manufacturers and Traders Trust Company. The First Amendment amends the Credit Agreement dated May 8, 2006, among the Company, certain of its subsidiaries, BB&T and participating lenders (the “Credit Agreement”).

The First Amendment:

(1)	reduces the applicable margin component of the rate of interest payable under the Credit Agreement for Euro-Dollar advances by 0.375% so that the applicable margin ranges from 1.625% to 2.125%;

(2)	reduces the capitalization rate from 10.0% to 8.5% for purposes of determining the asset value of renovated collateral securing the Credit Agreement; and

(3)	extends the maturity date of the Credit Agreement from May 8, 2010 to May 8, 2011.

The foregoing summary description of the First Amendment is not complete and is qualified in its entirety by the complete text of the First Amendment, which is attached hereto as Exhibit 10.21A and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 2, 2007, the Company issued a press release announcing the First Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.21A	First Amendment to Credit Agreement dated August 1, 2007

99.1	Press release dated August 2, 2007 by MHI Hospitality Corporation announcing the amendments to the Credit Agreement dated as of August 1, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2007

MHI HOSPITALITY CORPORATION

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	Executive Vice-President and Chief Operating Officer

3

Exhibit List

10.21A	First Amendment to Credit Agreement dated August 1, 2007

99.1	Press release dated August 2, 2007 by MHI Hospitality Corporation announcing the amendments to the Credit Agreement dated as of August 1, 2007

4